Exhibit 99.B11

                       Consent of Independent Accountants

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Coopers                                       | Coopers & Lybrand L.L.P.
& Lybrand                                     | a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Post-Effective Amendement No. 33 to the Registration Statement (Form N-1A) of our report dated November 16, 1995 on our audits of the financial statements and financial highlights of PIMCO Advisors Funds to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended. We also consent to the reference to our Firm under the heading Independent Accountants in the Statement of Additional Information which is part of this Registration Statement.

                                                       Coopers & Lybrand L.L.P.

New York, New York
November 27, 1995

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.